EXHIBIT 99.1

Forward-Looking Statements

The statements of the full year guidance for 2016 and 2017 presented below are "forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation: the risk that Web.com’s expectations as to demand for its products may not be accurate; consumers may not perceive the value of Web.com’s products to be the same as Web.com does; Web.com may not realize the benefits it expects from the acquisition of Yodle; and other risks that may impact Web.com’s business. Other risk factors are set forth under the caption "Risk Factors” in Web.com’s Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Full Year 2016 Guidance and 2017 Fiscal Year Financial Targets

Web.com is presenting the following guidance ranges for the full year ended December 31, 2016 and 2017, at its annual Investor Day on December 13, 2016. See reconciliation of Non-GAAP revenue and free cash flow to the respective GAAP measures of revenue and cash provided by operating activities.

Full Year 2016 Financial Guidance	2017 Financial Guidance
• GAAP revenue target range of $707-$710 million	• GAAP revenue target range of $740-$755 million

• Non-GAAP pro forma revenue target range of $766-$769 million	• Non-GAAP revenue target range of $745-$760 million

• Cash provided by operating activities of approximately $123 million	• Cash provided by operating activities range of $160-$167 million

• Free cash flow of approximately $100 million	• Free cash flow range of $133-$140 million

• Adjusted EBITDA (1) of approximately $177 million	• Adjusted EBITDA (1) range of $187-$192 million

Some of the measures in this exhibit including adjusted EBITDA, free cash flow and non-GAAP revenue are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP financial measures is useful to investors because they describe the operating performance of Web.com in ways that management views, or uses to assess the performance of Web.com. Web.com management uses these non-GAAP measures as important indicators of Web.com's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

(1) Web.com has not reconciled adjusted EBITDA guidance to GAAP net loss because it does not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and net income (loss) as a result of the substantial uncertainty regarding, and the potential substantial variability of, these items. The actual amount of net income (loss) and such responding reconciling items will have a significant effect on its adjusted EBITDA. Accordingly a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Web.com Group, Inc.
Reconciliations of Forecasted GAAP to Non-GAAP Results
(in millions of dollars)
(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue	Year ended December 31, 2016	Year ended December 31, 2017
GAAP revenue	$707.3 - $710.3	$740.0 - $755.0
Fair value adjustment to deferred revenue	~$18.7	—
Pro forma adjustment to reflect full year of Yodle	~$40.2	~$5.0
Non-GAAP revenue	~$766.2 - $769.2	~$745.0 - $760.0

Reconciliation of net cash provided by operating activities to free cash flow	Year ended December 31, 2016	Year ended December 31, 2017
Net cash provided by operating activities	~$123.0	$160.0 to $167.0
Capital expenditures	~$(23.0)	~$(27.0)
Free cash flow	~$100.0	$133.0 - $140.0